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EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Forms S-3 (File Nos. 33-50047, 33-50047-01, 33-50049, 33-50049-01, 33-51427, 33-55289, and 33-56709 and on Forms S-8 (File
Nos. 33-43362, 33-56895, 33-55289, and 33-56709 of our report, which includes an explanatory paragraph regarding the discontinuance of accounting for operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Stardard No. 71, "Accounting for the Effects of Certain Types of Regulation," in 1993, and a change in the method of accounting for postretirement benefits other than pensions and other postemployment benefits in 1992, dated January 18, 1995, on our audits of the consolidated financial statements of U S WEST, Inc. (the "Company"), as of December 31, 1994 and 1993, and for the three years ended December 31, 1994, 1993 and 1992, which report is incorporated by reference from U S WEST Inc.'s 1994 Annual Report to Shareowners. We also consent to the incorporation by reference of our report dated January 18, 1995 on the related consolidated financial statement schedules, which report is included in this Annual Report on Form 10-K.



/s/ COOPERS & LYBRAND LLP

COOPERS & LYBRAND LLP
Denver, Colorado
March 7, 1995